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                                                                    EXHIBIT 10.9

                           [FORM OF ESCROW AGREEMENT]

         This ESCROW AGREEMENT (this "Agreement") is entered into this ___ day of ___________, 1996, by and among ______________________ (the "Escrow Agent"),
Service Experts, Inc., a Delaware corporation ("SEI"), and__________________ __________________________________ and __________________________________
(collectively, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, SEI, the Shareholders and __________________________, a _____________________________ corporation (the "Company"), have entered into a Combination Agreement dated as of June ___, 1996 (the "Combination Agreement"), an executed copy of which has been delivered to the Escrow Agent, pursuant to which all of the issued and outstanding shares of capital stock of the Company shall be exchanged for shares of Common Stock, $.01 par value per share, of SEI (the "SEI Common Stock") and cash;

         WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, Section 2(c)(iv) of the Combination Agreement provides for the execution of an escrow agreement by the parties hereto;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties agree as follows:

         1. Definitions. All capitalized terms appearing herein that are not otherwise defined shall have the meanings ascribed to them in the Combination Agreement.

         2. Delivery of Escrow Stock. On the Closing Date, SEI shall deliver to the Escrow Agent stock certificates representing ten percent (10%) of the shares of SEI Common Stock issued to the Shareholders in the Combination (the "Escrow Stock") to be held pursuant to the terms and conditions of this Agreement.

         3. Distribution of Dividends. Escrow Agent shall distribute all, if any, cash dividends paid on the Escrow Stock, during the period the Escrow Stock is held by Escrow Agent, to the Shareholders in accordance with each Shareholder's respective ownership interest in the Escrow Stock, as such ownership interest is set forth on the certificates representing the Escrow Stock.
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         4.      Distributions of Escrow Stock.

                 (a) Subject to Section 4(b) below, the Escrow Agent shall retain the Escrow Stock until the expiration of a period of one year commencing on the Closing Date (the "Expiration Date"), at which time the Escrow Agent shall distribute the remaining Escrow Stock to the Shareholders in accordance with each Shareholder's respective ownership interest in the Escrow Stock, as such ownership is set forth on the certificates representing the Escrow Stock.

                 (b) Pursuant to the Combination Agreement, the Shareholders have made certain representations, warranties, covenants and agreements. If, prior to the termination of this Agreement as set forth in
Section 9 hereof, SEI shall suffer any loss, liability, damage or expense for which SEI is indemnified under Section 13 of the Combination Agreement, SEI shall be entitled to receive reimbursement and recovery of any such loss, liability, damage or expense from the Escrow Stock, but such entitlement shall not be SEI's exclusive remedy in the event of such loss, liability, damage or expense. SEI shall assert any claim against the Escrow Stock by giving written notice thereof to the Escrow Agent and the Shareholders. Unless any Shareholder shall, within ten (10) days after the date of such notice, give to the Escrow Agent and SEI written notice of objection to the payment of such claim, the Escrow Agent shall deliver to SEI, subject to Section 5 hereof, such number of shares of Escrow Stock as shall equal in value the amount of such claim. The shares of Escrow Stock to be delivered to SEI under this Section 4(b) shall be treated as having the same value as the value given to such shares on the Closing Date. If, within ten (10) days after the date of the notice by SEI, any Shareholder files a written objection to the delivery of the Escrow Stock with the Escrow Agent and SEI, the Escrow Agent shall hold all or the remaining balance of the Escrow Stock and make delivery with respect thereto only in accordance with (i) joint written instructions of SEI and the Shareholders or (ii) a final, non-appealable order of a court having jurisdiction disposing of such claim.

         5. Fractional Shares. No fractional shares of Escrow Stock shall be distributed hereunder. The Escrow Agent shall pay any claims hereunder by rounding any such claim up or down to the nearest number which equals a whole number of shares of Escrow Stock.

         6. Voting of Escrow Stock. During the term of this Agreement, the Shareholders shall have the right to vote the Escrow Stock.

         7. Escrow Agent's Fees and Expenses. The Escrow Agent shall be entitled to compensation for its services hereunder in accordance with Exhibit A hereto. Any fees and expenses incurred by the Escrow Agent in connection with this Agreement, including legal fees and expenses, shall be borne by SEI.
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         8.      Rights, Duties and Liabilities of Escrow Agent.  The
acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement agree shall govern and control with respect to the rights, duties and liabilities of the Escrow Agent:

                 (a) The duties of the Escrow Agent hereunder are only such as are herein specifically provided, being purely ministerial in nature, and it shall have no responsibility in respect of any of the Escrow Stock deposited with it other than to accept and hold the Escrow Stock and faithfully to follow the instructions herein contained or delivered to it.

                 (b) The Escrow Agent is not responsible or liable in any manner whatever for the computations to be delivered to it by the parties hereto.

                 (c) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to be genuine.

                 (d) The Escrow Agent shall not be liable for any act done or omitted by it in good faith or for anything which it may do or refrain from doing in connection herewith, except its own negligence or misconduct.

                 (e) The Escrow Agent is authorized to and may consult with and obtain advice from legal counsel in the event any dispute, conflict or question arises as to the construction of any of the provisions hereof or its duties hereunder. The Escrow Agent shall incur no liability and shall be fully protected for acting in good faith in accordance with the written opinion and instructions of such counsel. Copies of all such opinions shall be made available to the other parties hereto upon request.

                 (f) The Escrow Agent may, but shall not be required to, defend itself in any legal proceedings which may be instituted against it or it may, but shall not be required to, institute legal proceedings in respect of the Escrow Stock or any part thereof. The Escrow Agent shall be indemnified and held harmless by SEI and the Shareholders against the cost and expense of any such defense or action.

                 (g) The Escrow Agent shall make payment to or for, or deliver certificates to, any party only if in its judgment such payment or delivery may be made under the terms of this Escrow Agreement without the Escrow Agent's incurring any liability. If conflicting demands not expressly provided for in this Escrow Agreement are made or notices served upon the Escrow Agent with respect to its action or omission under this Escrow Agreement, the parties hereto agree that the Escrow Agent shall have the absolute right to elect to file a suit in interpleader or for instructions or for a declaratory judgment or for other relief and obtain an order from the proper court requiring the parties to litigate in such court their conflicting claims and demands. In the event any such action is taken, the Escrow Agent shall





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by fully released and discharged from all obligations to perform any duties or obligations imposed upon it by this Escrow Agreement unless and until otherwise ordered by the court.

         9. Termination of Agreement. This Escrow Agreement shall terminate upon the distribution by the Escrow Agent of all the Escrow Stock held by it hereunder pursuant to Section 4 of this Agreement.

         10. Notices. All notices, requests, and demands or other communications hereunder shall be made in writing and shall be deemed to have been duly given on the date personally delivered or mailed by certified mail, return receipt requested, to the persons at the addresses reflected below or to such different person or address as notice is given hereafter:

                                     (a)    If to the Escrow Agent, to:

                                            --------------------------
                                            --------------------------
                                            --------------------------

                                     (b)    If to Shareholders, to:

                                            --------------------------
                                            --------------------------
                                            --------------------------

                                            with copies to:

                                            --------------------------
                                            --------------------------
                                            --------------------------

                                     (c)    If to SEI, to:

                                            Service Experts, Inc.

                                            --------------------------
                                            Nashville, Tennessee
                                                                --------
                                            Attention:  Alan R. Sielbeck





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                                            with copies to:

                                            Waller Lansden Dortch & Davis
                                            Nashville City Center
                                            511 Union Street, Suite 2100
                                            Nashville, Tennessee  37219
                                            Attention:  J. Chase Cole, Esq.


         11. Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective executors, administrators, legal representatives, successors and assigns.

         12. Applicable Law. This Agreement and all of the rights of the parties hereunder shall be construed and determined in accordance with the laws of the State of Tennessee.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

         14. Effective Date. This Agreement shall not become effective until the consummation of the transactions contemplated by the Combination Agreement.





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         IN WITNESS WHEREOF, the parties executed this Escrow Agreement effective as of the date set forth above.

                                        [ESCROW AGENT]


                                        By:
                                             ---------------------------------
                                        Its:
                                               -------------------------------

                                        SERVICE EXPERTS, INC.


                                        By:
                                             ---------------------------------
                                        Its:
                                               -------------------------------




                                        --------------------------------------
                                               (Shareholder)



                                        --------------------------------------
                                               (Shareholder)





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                                   EXHIBIT A

                          COMPENSATION OF ESCROW AGENT




Basic fee - $________________





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